UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2013

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2013, the Compensation Committee of the Board of  Directors of Scientific Games Corporation (the “Company”) approved certain changes to the compensation of Jeffrey S. Lipkin, the Company’s Senior Vice President and Chief Financial Officer, and James C. Kennedy, the Company’s Executive Vice President and Group Chief Executive Officer of Lottery. Effective January 1, 2014, Mr. Lipkin’s base salary will be increased to $625,000 and his “target” annual bonus opportunity will be increased to 75% of his base salary. Effective January 1, 2014, Mr. Kennedy’s base salary will be increased to $675,000 and his “target” annual bonus opportunity will be increased to 75% of his base salary. On December 20, 2013, Messrs. Lipkin and Kennedy received equity awards comprised of 30,000 restricted stock units and 15,000 restricted stock units, respectively, with a four-year vesting schedule (one-fourth vesting on each of the first four anniversaries of the date of grant).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: December 23, 2013	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President — Worldwide Legal Affairs and Corporate Secretary